                                       GUARANTY

                                         from

                                SILICON GRAPHICS, INC.

                                          to

                         VIRTUAL FUNDING, LIMITED PARTNERSHIP



                            Dated as of November 18, 1993

                                       GUARANTY
                                       --------

         GUARANTY, dated as of November 18, 1993 (the "Guaranty"), from SILICON GRAPHICS, INC., a Delaware corporation (the "Guarantor") to VIRTUAL FUNDING, LIMITED PARTNERSHIP, a Delaware limited partnership (the "Lessor").

         WHEREAS, the Guarantor wishes to induce the Lessor to enter into a certain Agreement for Lease (the "Agreement for Lease") and a certain Lease Agreement (the "Master Lease") both dated as of the date hereof and both entered into with Silicon Graphics Real Estate, Inc., a Delaware corporation and a wholly-owned subsidiary of the Guarantor (the "Initial Lessee") (the Agreement for Lease and the Master Lease, as each of them may be amended, modified, supplemented, or extended from time to time, are collectively referred to hereinafter as the "Guaranteed Agreements"); and

         WHEREAS, the Initial Lessee and each direct or indirect subsidiary of the Guarantor which hereinafter becomes a party to the Guaranteed Agreements are hereinafter referred to as a "Guaranteed Subsidiary"; and

         WHEREAS, the Lessor is unwilling to enter into the Guaranteed Agreements with each Guaranteed Subsidiary unless the Guarantor enters into this Guaranty.

         NOW, THEREFORE, in order to induce the Lessor to enter into the Guaranteed Agreements and to consummate the transactions contemplated thereby, the Guarantor hereby agrees as follows:

         1. GUARANTY. (a) The Guarantor unconditionally and irrevocably guarantees to the Lessor the due and punctual performance of and compliance by each Guaranteed Subsidiary with all obligations, covenants, warranties, undertakings and conditions contained in or arising under the Guaranteed Agreements including but not limited to, the full and punctual payment by each Guaranteed Subsidiary, when due, whether at the stated due date, by acceleration or otherwise, of any and all rent, obligations, liabilities, indebtedness and other amounts of every kind arising out of the Guaranteed Agreements, all amounts in respect to indemnities provided for in the Guaranteed Agreements, and all damages (whether provided for in the Guaranteed Agreements or otherwise permitted by law) in respect of a failure or refusal by each Guaranteed Subsidiary to make any such payment, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to the Lessor (all the foregoing obligations and undertakings are collectively referred to hereinafter as the "Obligations").

         (b) This Guaranty is an absolute and unconditional guaranty of performance and payment when due under the Guaranteed Agreements and not of collection of any indebtedness contained in or arising under the Guaranteed Agreements. This Guaranty is in no way conditioned upon any attempt to collect from each Guaranteed Subsidiary or upon any other event or contingency, and shall be binding upon and enforceable against the Guarantor without regard to the validity or enforceability of the Guaranteed Agreements, or of any term thereof. If for any reason each Guaranteed Subsidiary shall fail or be unable duly and punctually to pay any such amount when due under the Guaranteed Agreement, the Guarantor will forthwith pay, if not already paid by such Guaranteed Subsidiary, the same immediately upon demand.

         (c) In case either of the Guaranteed Agreements shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of each Guaranteed Subsidiary or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, the Guarantor's obligations hereunder shall continue to the same extent as if such agreement had not been so rejected. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment to the Lessor of the Obligations or any part thereof is rescinded or must otherwise be returned by the Lessor upon the insolvency, bankruptcy or reorganization of each Guaranteed Subsidiary, or otherwise, as though such payment to the Lessor had not been made.

         (d) The Guarantor shall pay all reasonable costs, expenses and damages incurred (including, without limitation, attorneys' fees and disbursements) in connection with the enforcement of the Obligations of each Guaranteed Subsidiary pursuant to the respective documents or otherwise and in connection with the enforcement of the obligations of the Guarantor under this Guaranty.

         2. GUARANTY CONTINUING AND UNLIMITED. The obligations of the Guarantor hereunder shall be continuing and unlimited, shall not be subject to any counterclaim, set-off, deduction or defense (other than payment or performance) based upon any claim the Guarantor may have against the Lessor or each Guaranteed Subsidiary or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by any circumstance or condition (whether or not the Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to, (a) any express or implied amendment or modification of or supplement to the Guaranteed Agreements or any other agreement referred to in either thereof, or any other instrument applicable to each Guaranteed Subsidiary or to the Obligations, or any part thereof, or any assignment or transfer of any thereof; (b) any failure on the part of each Guaranteed Subsidiary to perform or comply with the Guaranteed Agreements or any failure of any other Person to perform or comply with any term of the Guaranteed Agreements, or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Guaranteed Agreements, or any other agreement as aforesaid, or this Guaranty, whether or not the Lessor, each Guaranteed Subsidiary or the Guarantor has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Guarantor or each Guaranteed Subsidiary , or their respective properties or their creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional security or any release of any security (and the Guarantor authorized the Lessor to furnish, accept or release said security);
(f) any limitation on the liability or Obligations of each Guaranteed Subsidiary under the Guaranteed Agreements (other than any limitation expressly provided for therein) or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Guaranteed Agreements, or any term of any thereof; (g) any lien, charge or encumbrance on or affecting the Guarantor's or any of each Guaranteed Subsidiary's respective assets and properties; (h) any act, omission or breach on the part of the Lessor under the Guaranteed Agreements, or any other agreement at any time existing between the Lessor and each Guaranteed Subsidiary or any other law, governmental regulation or other agreement applicable to the Lessor or any Obligation; (i) any claim as a result of any other dealings among the Lessor, the Guarantor or each Guaranteed Subsidiary or any of them; (j) the assignment of the Guaranteed Agreements by the Lessor to any other Person, or the assignment of this Guaranty by the Lessor to any Person permitted under Section 6 of that certain Guarantor's Consent dated as of the date hereof among the Guarantor, the Lessor and The Dai-Ichi Kangyo Bank, Lt., New York Branch; or (k) any change in the name of the Lessor, each Guaranteed Subsidiary or any other person referred to herein.

         The unconditional obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all of its assets and properties.

         3. WAIVER. The Guarantor unconditionally waives: (a) notice of any of the matters referred to in Section 2 hereof; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under the Guaranteed Agreements; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Guaranteed Agreements, including, without limitation, diligence in collection or protection of or realization upon the Obligation or any part thereof or any collateral thereof; (d) any requirement of diligence; (e) any requirement to mitigate the damages resulting from a default by each Guaranteed Subsidiary under the Guaranteed Agreements; (f) the occurrence of every other condition precedent to which the Guarantor or each Guaranteed Subsidiary may otherwise be entitled; and (g) the right to require the Lessor to proceed against each Guaranteed Subsidiary or any other Person, or to pursue any other remedy in the Lessor's power whatsoever, and the Guarantor waives the right to have the property of each Guaranteed Subsidiary first applied to the discharge of the Obligations.

         The Lessor may, at its election, exercise any right or remedy it may have against each Guaranteed Subsidiary or any security held by the Lessor, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of the Guarantor hereunder, except to the extent the Obligations have been paid, and the Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantor against each Guaranteed Subsidiary or any such security, whether resulting from such election by the Lessor or otherwise. The Guarantor waives any defense arising by reason of any disability or other defense of each Guaranteed Subsidiary or by reason of the cessation from any cause whatsoever of the liability, either in whole or in part, of each Guaranteed Subsidiary to the Lessor for the Obligations. The Guarantor understands that the liability of each Guaranteed Subsidiary to the Lessor for the Obligations may be secured by real property and that the Guarantor shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing the Guarantor's right to proceed against each Guaranteed Subsidiary. The Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under section 2809 of the California Civil code purporting to reduce a guarantor's obligation in proportion to the principal obligation, all rights and benefits under section 580a of the California Code of Civil Procedure governing determination of fair market value following the exercise of power of sale, all rights and benefits under section 580b of the California Code of Civil Procedure stating that no deficiency may be recovered on a real property purchase money obligation and all rights and benefits under section 580d of the California Code of Civil Procedure stating that no deficiency may be recovered on a note secured by a deed of trust on real property in case such real property is sold under the power of sale contained in such deed of trust, and all rights and benefits under section 726 of the California Code of Civil Procedure and any and all similar laws now in effect or hereafter enacted in the State of California regarding the procedures to be followed by a creditor with real property security and/or limiting the right of such a creditor to a deficiency judgment, including, without limitation, the California law now in effect stating that the Lessor must first proceed against any real property collateral before commencing an action to collect the Obligations, if such sections, or any of them, have any application hereto or any application to the Guarantor. The Guarantor expressly waives any and all benefits under the California Civil Code section 2808, 2810, 2819, 2821, 2825, 2839, 2845 through 2850, 2854 and 2855.

         The Guarantor understands that the Lessor's exercise of certain rights and remedies contained in the Guaranteed Agreements may affect or eliminate the Guarantor's rights of subrogation against each Guaranteed Subsidiary and that the Guarantor may therefore incur partially or totally nonreimbursable liability hereunder; nevertheless, the Guarantor hereby authorizes and empowers the Lessor, its successors, endorsees and/or assignees, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of the Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

         The Guarantor assumes the responsibility for being and keeping informed of the financial condition of each Guaranteed Subsidiary and of all other circumstances bearing upon the risk of nonpayment of the Obligations and agrees that the Lessor shall not have any duty to advise the Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. The Guarantor acknowledges that the Lessor has not made any representation to the Guarantor concerning the financial condition of each Guaranteed Subsidiary.

         4. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR. The Guarantor represents and warrants to the Lessor that:

         (a) CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Guarantor (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power, authority and legal right to own or operate its properties or to lease the properties it operates and to conduct the business in which it is currently engaged and (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where such failure to qualify would not have a material adverse effect of the financial condition or business of Guarantor and its subsidiaries, taken as a whole.

         (b) CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Guarantor has the corporate power, authority and legal right to make, deliver and perform this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty. No consent of any other Person (including, without limitation, stockholders and creditors of the Guarantor), and no authorization of, notice to, or other act by or in respect of the Guarantor by or with any governmental authority, agency or instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty. This Guaranty has been duly executed and delivered on behalf of the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

         (c) NO LEGAL BAR. The execution, delivery and performance by the Guarantor of this Guaranty will not violate any provision of any existing law or regulation applicable to the Guarantor or of any award, order or degree applicable to the Guarantor of any court, arbitrator or governmental authority, or of the Certificate of Incorporation or By-Laws of the Guarantor, or of any security issued by the Guarantor or of any material mortgage, indenture, lease, contract or other agreement or undertaking to which the Guarantor is a party or by which the Guarantor or any of its properties or assets may be bound.

         (d) NO MATERIAL LITIGATION. There is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best knowledge of Guarantor threatened, against or affecting the Guarantor or any of its property or rights which questions the enforceability of this Guaranty or which, if adversely determined, would have a material adverse impact on the financial condition or business of the Guarantor and its subsidiaries, taken as a whole or, which if adversely determined, would materially impair the ability of the Guarantor to perform its obligations hereunder.

         (e) ERISA. The Guarantor has not established and does not maintain or contribute to any employee benefit plan that is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

         (f) GUARANTEED SUBSIDIARY. The Guarantor owns and will continue to own directly or indirectly, not less than 90% of the issued and outstanding shares of capital stock of each Guaranteed Subsidiary. All such shares have been validly issued, are fully paid and non-assessable and are free and clear of any liens or encumbrances.

         5. PAYMENTS. Each payment by the Guarantor to the Lessor under this Guaranty shall be made by transferring the amount thereof in immediately available funds without set-off or counterclaim; provided that, no such payment shall be deemed a waiver of any rights the Guarantor may have.

         6. PARTIES. This Guaranty shall inure to the benefit of the Lessor and its successors, assigns or transferees, and shall be binding upon the Guarantor and its successors and assigns. The Guarantor may not delegate any of its duties under this Guaranty without the prior written consent of the Lessor or any Person to whom the Lessor has assigned this Guaranty. Upon notice to the Guarantor, the Lessor and its successors, assigns and transferees may assign its or their rights and benefits under this Guaranty to any financial institution providing financing to the Lessor in connection with the Guaranteed Agreements.

         7. NOTICES. All notices, demands and other communications between the Lessor and the Guarantor under this Guaranty shall be in writing and shall be delivered or sent to the address or telecopier number shown below, or to such other address or telecopier number as either of us may be written notice to the other have designated for such purpose. Any such notice, demand or other communication shall not be effective until actually received.

         If to the Lessor:

              c/o ML Leasing Equipment Corp. -
              Project and Lease Finance Group
              World Financial Center
              North Tower - 27th Floor
              250 Vesey Street
              New York, New York  10281-1327
              Attention:  Jean Tomaselli

              Telecopier:    (212)  449-2854
              Telephone:     (212)  449-7925

              With a copy of each such notice to be simultaneously given, delivered or served to Gary Carlin at the following address:

              ML Leasing Equipment Corp.
              Controllers Office
              World Financial Center
              South Tower - 8th Floor
              225 Liberty Street
              New York, New York  10080-6108
              Attention:  Marty McInerney

              Telecopier:    (212)  236-7584
              Telephone:     (212)  236-7203

         If to the Guarantor:

              Silicon Graphics, Inc.
              2011 N. Shoreline Boulevard
              Mountain View, California  94043-1389
              Attention:  Treasury, Mail Stop 6U-645

              Telecopier:    (415)  964-5215
              Telephone:     (415)  960-1980

              Overnight Courier Address:

              2011 N. Shoreline Boulevard
              Mountain View, California  94043-1389

              with a copy to:

              Silicon Graphics, Inc.
              2011 N. Shoreline Boulevard
              Mountain View, California  94043-1389
              Attention:  Legal Services, Mail Stop 6U-710

              Telecopier:    (415)  965-1586
              Telephone:     (415)  960-1980

              Overnight Courier Address:

              2011 N. Shoreline Boulevard
              Mountain View, California  94043-1389

         8. REMEDIES. The Guarantor stipulates that the remedies at law in respect of any default or threatened default by the Guarantor in the performance of or compliance with any of the terms of this Guaranty are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

         9. RIGHTS TO DEAL WITH EACH GUARANTEED SUBSIDIARY. At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of the Guarantor hereunder, the Lessor may deal with each Guaranteed Subsidiary in the same manner and as fully and as if this Guaranty did not exist and shall be entitled, among other things, to grant each Guaranteed Subsidiary, without notice or demand and without affecting the Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate of otherwise change the time for payment of or otherwise change the terms of payment or any part thereof contained in or arising under the Guaranteed Agreements, or to waive any Obligation of each Guaranteed Subsidiary to perform, any act or acts as the Lessor may deem advisable.

         10. SUBROGATION. The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against each Guaranteed Subsidiary with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by each Guaranteed Subsidiary in respect thereof.

         11. GUARANTOR'S COVENANTS. The Guarantor hereby covenants and agrees that until the Obligations and all obligations of the Guarantor under this Guaranty have been paid or discharges in full:

         (a) COMPLIANCE WITH LAW. The Guarantor shall comply, and shall cause each of its subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over its or such subsidiary's business, as the case may be, except
(i) such noncompliance as would not materially adversely affect the financial condition or business of the Guarantor and its subsidiaries, taken as a whole, or (ii) such noncompliance as is being contested in good faith or as to which a bona fide dispute may exist.

         (b) PAYMENT OF TAXES. The Guarantor shall, and shall cause each of its subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or such subsidiary or upon its or such subsidiary's income or properties, as the case may be, prior to the date on which penalties attached thereto, except to the extent that (i) any such tax, assessment, charge or levy is being contested in good faith by appropriate proceedings and adequate reserves therefor have been established by the Guarantor or such subsidiary, as the case may be, or (ii) the failure so to pay or discharge any such tax, assessment, charge or levy would not materially adversely affect the financial condition or business of the Guarantor and its subsidiaries, taken as a whole.

         (c) MAINTENANCE OF INSURANCE. The Guarantor shall maintain, and shall cause each of its subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its or such subsidiary's properties and business, as the case may be, against loss or damage of the kinds customarily insured against by entities engaged in the same or similarly situated business, of such types and in such amounts as are customarily carried under similar circumstances by such other entities; provided, however, that this subsection shall not be construed as requiring the Guarantor to maintain or cause to be maintained earthquake, errors and omissions, directors' and officers' or professional liability insurance.

         12. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. All representations, warranties, covenants and agreements made herein and in statements or certificates delivered pursuant hereto shall survive any investigation or inspection made by or on behalf of the Lessor and shall continue in full force and effect until all of the obligations of the Guarantor under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of all sums payable by each Guaranteed Subsidiary under the Guaranteed Agreements, and until performance in full of all obligations of each Guaranteed Subsidiary in accordance with the terms and provisions of such agreements.

         13.  GOVERNING LAW AND CONSENT OT JURISDICTION; WAIVER OF JURY TRIAL.
(A) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT OT THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICE SET FORTH IN THIS GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK.

         (b) The parties hereto knowingly, voluntarily and expressly waive all right to trial by jury in any action, proceeding or counterclaim enforcing or defending any rights arising out of or relating to this Guaranty or the transactions contemplated hereby. The Guarantor acknowledges that the provisions of this Section 13(b) have been bargained for and that it has been represented by counsel in connection therewith.

         14. MISCELLANEOUS. If any term of this Guaranty or any application thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby. Any term of this Guaranty may be amended, waived, discharged or terminated only by an instrument in writing signed by the Guarantor and the Lessor. The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed and delivered as of the date first above written.

                                       SILICON GRAPHICS, INC.
                                       as Guarantor


                                       By:  /s/  Stanley J. Meresman
                                            ---------------------------
                                            Name:  Stanley J. Meresman
                                            Title: Senior Vice President,
                                            Finance and Chief Financial
                                                Officer



                                       By:  /s/  Tom Oswold
                                            ------------------
                                            Name:  Tom Oswold
                                            Title: Vice President, Finance


Acknowledged and Agreed:

VIRTUAL FUNDING, LIMITED PARTNERSHIP

By: Virtual Capital, Inc.
    General Partner


By: /s/  Teresa A. Miles
    -----------------------
    Name:  Teresa A. Miles
    Title: Vice President and
           Assistant Secretary